    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON September 13, 1996

                                                        REGISTRATION NO. 333-883
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ---------------
                                AMENDMENT NO. 1
                                      TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                              SIGMA DESIGNS, INC.
             (Exact name of Registrant as specified in its charter)

         CALIFORNIA                          7372                     95-2848099
(State or other jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification Number)

                             46501 LANDING PARKWAY
                           FREMONT, CALIFORNIA 94538
                                 (510) 770-0100
   (Address, including zip code and telephone number, including area code, of
                   Registrant's principal executive offices)
                                 THINH Q. TRAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              SIGMA DESIGNS, INC.
                             46501 LANDING PARKWAY
                           FREMONT, CALIFORNIA 94538
                                 (510) 770-0100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                   COPIES TO:
                              TOR R. BRAHAM, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050
                                (415) 493-9300

                                ---------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

                                ---------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If the only securities being delivered pursuant to this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------
                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------------
                                                      PROPOSED            PROPOSED
                                                      MAXIMUM             MAXIMUM              AMOUNT
  TITLE OF EACH CLASS OF         AMOUNT TO            OFFERING           AGGREGATE               OF
SECURITIES TO BE REGISTERED    BE REGISTERED      PRICE PER SHARE(1)   OFFERING PRICE        REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------
Common Stock, no par value        1,123,760         $8.125                $9,130,550           3,149
- --------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the high and low process for the Common Stock as reported on the Nasdaq National Market on September 9, 1996, in accordance with Rule 457(c) under the Securities Act of 1933.

===============================================================================

     This Amendment No. 1 is being filed to amend the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 11, 1996 by Sigma Designs, Inc. to add the following language after the table setting forth the Calculation of Registration Fee:

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 13th day of September 1996.


                                           SIGMA DESIGNS, INC.


                                           By:  /s/ Thinh Q. Tran
                                               ------------------------------
                                                Thinh Q. Tran
                                                Chairman of the Board,
                                                President and Chief Executive
                                                Officer


                               POWER OF ATTORNEY


     Know all men by these presents, that each person whose signature appears below constitutes and appoints Thinh Q. Tran and Q. Binh Trinh, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agent, each with full power of substitution, for him and on his behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments or abbreviated registration statement increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED:

    SIGNATURE                               TITLE                              DATE
    ---------                               -----                              ----
*/s/ Thinh Q. Tran         Chairman of the Board, President and Chief         September 13, 1996
 ----------------------  Executive Officer (Principal Executive Officer)
    Thinh Q. Tran

* /s/ Julien Nguyen      Co-Chairman of the Board and Chief Technical         September 13, 1996
 ----------------------                      Officer
    Julien Nguyen

*/s/ Q. Binh Trinh        Vice President, Finance, Chief Financial Officer,   September 13, 1996
 ----------------------      Secretary and Director (Chief Financial and
    Q. Binh Trinh                       Accounting Officer)

*/s/ William J. Almon                         Director                        September 13, 1996
 ----------------------
    William J. Almon

*/s/ William Wang                             Director                        September 13, 1996
 ----------------------
    William Wang


*By: /s/ Q. Binh Trinh
- ----------------------
   Attorney-in-Fact

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